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                                                                    10/25/96
                                                                    --------

                                                                    Exhibit B
                                                                    ---------


                    INFORMATION TECHNOLOGY CONSULTING, INC.
                         1996 EQUITY COMPENSATION PLAN
                         -----------------------------


     The purpose of the Information Technology Consulting, Inc. 1996 Equity Compensation Plan (the "Plan") is to provide (i) designated key employees of Information Technology Consulting, Inc. (the "Company"), its subsidiaries and its parent company, HDS Network Systems, Inc. ("HDS") ("Employees"), and (ii) members of the Board of Directors of the Company (the "Board") and the HDS Board of Directors ("the HDS Board") who are not employees of the Company or its subsidiaries ("Non-Employee Directors") with the opportunity to receive grants of incentive stock options and nonqualified stock options. The Company believes that the Plan will cause the participants to contribute materially to the growth of the Company, thereby benefitting the Company's stockholders, and will align the economic interests of the participants with those of the stockholders.

     1.    Administration
           --------------

     (a) The Plan shall be administered and interpreted by a committee consisting of "outside directors" as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and related Treasury regulations. However, notwithstanding anything in the Plan to the contrary, the Board must ratify or approve any grants made to Non-Employee Directors. References in the Plan to the "Committee" shall be deemed to include the Board, with respect to ratification or approval of grants made to Non-Employee Directors.

     (b) The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting, (iv) establish the terms of any non-compete provisions applicable to grants and the terms of any applicable stockholder's agreement, and (v) deal with any other matters arising under the Plan.


     (c) The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best
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interest of the Company and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

     2.    Grants
           ------

     Awards under the Plan shall consist of Incentive Stock Options and Nonqualified Stock Options, as defined in Section 5 ("Options"). All Options shall be subject to the terms and conditions set forth herein and to those other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument (the "Grant Instrument") or in an amendment to the Grant Instrument. The Committee shall approve the form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the grantees.

     3.    Shares Subject to the Plan
           --------------------------

     (a) Subject to the adjustment specified below, the aggregate number of shares of common stock of the Company ("Company Stock") that may be issued under the Plan is 1,500,000 shares. Of such 1,500,000 shares, 150,000 shares shall be reserved for issuance under Options to be granted to Non-Employee Directors, and 1,350,000 shares shall be reserved for issuance under Options to be granted to Employees. The maximum aggregate number of shares of Company Stock that may be subject to Options granted to any individual during any calendar year shall be 750,000 shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, the shares subject to such Options shall again be available for purposes of the Plan.

     (b) If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or
(iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Options, the maximum number of shares of Company Stock for which any individual participating in the Plan may be granted Options in any year, the number of shares covered by outstanding Options, the kind of shares issued under the Plan, and the price per share of such Options shall be appropriately adjusted by the Committee to reflect any increase or decrease in the number or kind of issued shares of Company Stock to preclude the enlargement or dilution of rights and benefits under such Options; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. The adjustments determined by the Committee shall be final, binding and conclusive.

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     4.    Eligibility for Participation
           -----------------------------

     (a) All Employees and Non-Employee Directors shall be eligible to receive Options under the Plan. The Committee shall select the Employees and Non-Employee Directors to receive Options and shall determine the number of shares of Company Stock subject to a particular grant in such manner as it determines. Employees and Non-Employee Directors who receive Options under this Plan shall hereinafter be referred to as "Grantees".

     (b) Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including options granted to employees thereof who become Employees, or for other proper corporate purpose, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan.

     5.    Stock Options
           -------------

     (a)   Number of Shares.  The Committee shall determine the number of shares
           ----------------
of Company Stock that will be subject to each grant of Options.

     (b)   Type of Option and Price.
           ------------------------

           (i) The Committee may grant Options that are intended to qualify as "incentive stock options" within the meaning of section 422 of the Code ("Incentive Stock Options") or options that are not intended so to qualify ("Nonqualified Stock Options") or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. Only persons who are employees of the Company or its parent or subsidiaries may receive Incentive Stock Options.

           (ii) The purchase price (the "Exercise Price") of Company Stock subject to an Option shall be determined by the Committee and may be equal to, greater than, or less than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted; provided, however, that (x) the Exercise Price of an Incentive Stock Option shall be equal to, or greater than, the Fair Market Value of a share of Company Stock on the date the Incentive Stock Option is granted and (y) an Incentive Stock Option may not be granted to a person who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant.

           (iii) If the Company Stock is traded in a public market, then the Fair Market Value per share shall be determined as follows: (x) if the principal trading market for the

                                      -3-
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Company Stock is a national securities exchange or the National Market segment of the Nasdaq Stock Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (y) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not traded in a public market or subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

     (c)   Option Term.  The Committee shall determine the term of each Option,
           -----------
which shall not exceed 10 years from the date of grant. However, an Incentive Stock Option may not be granted to a person who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Option term does not exceed five years from the date of grant.

     (d)   Exercisability of Options.  Options shall become exercisable in
           -------------------------
accordance with the terms and conditions determined by the Committee and specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

     (e)   Termination of Employment, Disability or Death.
           ----------------------------------------------

           (i) Except as provided in the Grant Instrument or as otherwise provided below, an Option may only be exercised while the Grantee is associated with the Company, its parent or any subsidiary of the Company as an Employee or a Non-Employee Director (a "Company Relationship"). If a Grantee ceases to have a Company Relationship for any reason other than a "disability", death, or "termination for cause", any Option which is otherwise exercisable by the Grantee shall terminate (except as provided in the Grant Instrument) unless exercised within 90 days of the date on which the Grantee ceases to have a Company Relationship (or within such other period of time as may be specified in the Grant Instrument), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to have a Company Relationship shall terminate as of such date.

           (ii) If a Grantee ceases to have a Company Relationship on account of a "termination for cause," any Option held by the Grantee shall terminate as of the date the Grantee ceases to have a Company Relationship.

           (iii) If a Grantee ceases to have a Company Relationship because the Grantee is "disabled", any Option which is otherwise exercisable by the Grantee shall terminate (except as provided in the Grant Instrument) unless exercised within one year after the date on which the

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Grantee ceases to have a Company Relationship (or within such other period of time as may be specified in the Grant Instrument), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options which are not otherwise exercisable as of the date on which the Grantee ceases to have a Company Relationship shall terminate as of such date.

           (iv) If a Grantee ceases to have a Company Relationship due to his or her death while a Company Relationship exists or within 90 days after the termination of a Company Relationship under Section 5(e)(i) above (or within such other period of time as may be specified in the Grant Instrument), any Option that is otherwise exercisable by the Grantee shall terminate (except as provided in the Grant Instrument) unless exercised within one year after the date on which the Grantee ceases to have a Company Relationship (or within such other period of time as may be specified in the Grant Instrument), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to have a Company Relationship shall terminate as of such date.

           (v)     For purposes of this Section 5(e):

                   (A) "Disability" shall mean a Grantee's becoming disabled within the meaning of section 22(e)(3) of the Code.

                   (B) "Termination for cause" shall mean, except to the extent otherwise provided in a Grantee's Grant Instrument, a finding by the Committee, after full consideration of the facts presented, that the Grantee committed a material breach of his or her employment or service contract with the Grantee's employer, or has been engaged in disloyalty to his or her employer, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company or its parent or subsidiaries to persons not entitled to receive such information. In the event a Grantee's Company Relationship is terminated for cause, in addition to the immediate termination of all Options, the Grantee shall automatically forfeit all Option shares for any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares.

     (f)   Exercise of Options.
           -------------------

           (i) The Grantee shall pay the Exercise Price for an Option as specified in the Grant Instrument (x) in cash, (y) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price or (z) through any combination of (x) and (y). The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 6) at the time of exercise. Shares of Company Stock

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shall not be issued upon exercise of an Option until the Exercise Price is fully paid and any required withholding is made.

           (ii) If an initial public offering of Company Stock occurs, a Grantee may thereafter exercise an Option by delivering to the Company, with payment of the Exercise Price in accordance with Subsection (i) above, a notice of exercise instructing the Company to deliver shares of Company Stock due upon the exercise of the Option to any registered broker or dealer designated by the Committee in lieu of delivery to the Grantee. Such instructions shall designate the account into which the shares are to be deposited.

     (g)   Limit on Incentive Stock Options.  Each Incentive Stock Option shall
           --------------------------------
provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the option, as to the excess, shall be treated as a Nonqualified Stock Option.

     6.    Withholding of Taxes
           --------------------

     (a) All grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require the Grantee or other person receiving shares upon the exercise of an Option to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to such Option, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Option.

     (b) If the Grant Instrument (or an amendment) so provides, a Grantee may elect to satisfy the Company's income tax withholding obligation with respect to an Option by having shares withheld up to an amount that does not exceed the Grantee's maximum marginal tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee.

     7.    Transferability of Options
           --------------------------

     (a) Except as provided in the Grant Instrument or as otherwise provided below, (i) only the Grantee may exercise rights under an Option during the Grantee's lifetime and (ii) the Grantee may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Nonqualified Stock Options, if permitted in any specific case by the Committee pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder). When a Grantee dies, the representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

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     (b)   Notwithstanding the foregoing, the Committee may provide, in a Grant
Instrument, that a Grantee may transfer Nonqualified Stock Options to family members or other persons or entities according to such terms as the Committee may specify in the Grant Instrument, provided that the transferred Option continues to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

     8.    Change of Control of the Company
           --------------------------------

     As used herein, a "Change of Control" shall be deemed to have occurred if the stockholders of the Company approve (or, if stockholder approval is not required, the Board approves) an agreement providing for:

           (a) the merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), or where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of directors of the surviving corporation,

           (b) the sale or other disposition of all or substantially all of the assets of the Company, or

           (c)  a liquidation, dissolution or statutory exchange of the Company.

     9.    Consequences of a Change of Control
           -----------------------------------

     (a)   Upon a Change of Control, unless the Committee determines otherwise,
(i) the Company shall provide each Grantee who holds outstanding Options written notice of such Change of Control and (ii) all outstanding Options that are not then exercisable shall automatically accelerate and become fully exercisable.

     (b) Unless the Committee determines otherwise, upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), all outstanding Options shall be assumed by, or replaced with comparable options by, the surviving corporation.

     (c) Notwithstanding the foregoing, subject to subsection (d) below, in the event of a Change of Control, the Committee may take one or both of the following actions: the Committee may (i) require that Grantees surrender their outstanding Options in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee's outstanding Options exceeds the Exercise Price of the Options, or (ii) after giving Grantees an opportunity to exercise their outstanding Options, terminate any or all unexercised Options at such time as the Committee deems appropriate. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.

     (d) Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, the Committee shall not have the right to take actions described in the Plan (including without limitation actions described in Subsection (c) above) that would make the Change of Control ineligible for pooling of interests accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

     10.   Requirements for Issuance of Shares
           -----------------------------------

     (a) The Committee may require that a Grantee execute a stockholder's agreement, with such terms as the Committee deems appropriate, with respect to any Company Stock distributed pursuant to this Plan.

     (b) No Company Stock shall be issued or transferred in connection with any grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

     11.   Amendment and Termination of the Plan
           -------------------------------------

     (a)   Amendment.  The Board may amend or terminate the Plan at any time;
           ---------
provided, however, that any amendment that increases the aggregate number of shares of Company Stock that may be issued under the Plan (other than by operation of Section 3(b)) shall be subject to approval by the stockholders of the Company, and provided, further, that the Board shall not amend the Plan without stockholder approval if such approval is required by Section 162(m) of the Code.

     (b)   Termination of Plan.  The Plan shall terminate on the day immediately
           -------------------
preceding

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the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or unless it is extended by the Board with the approval of the stockholders.

     (c)   Termination and Amendment of Outstanding Options.  A termination or
           ------------------------------------------------
amendment of the Plan that occurs after a grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 17(b). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 17(b) or may be amended by agreement of the Company and the Grantee consistent with the Plan.

     (d)   Governing Document.  The Plan shall be the controlling document.  No
           ------------------
other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

     12.   Funding of the Plan
           -------------------

     This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any benefits under this Plan. In no event shall interest be paid or accrued on any grant, including unpaid installments of Options.

     13.   Rights of Participants
           ----------------------

     Nothing in this Plan shall entitle any Employee or Non-Employee Director or other person to any claim or right to be granted an Option under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

     14.   No Fractional Shares
           --------------------

     No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any gant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     15.   Headings
           --------

     Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

     16.   Effective Date of the Plan.
           --------------------------

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     This Plan shall be effective as of September 11, 1996.

     17.   Miscellaneous
           -------------

     (a)   Substitute Options.  The Committee may make a grant of Options to an
           ------------------
employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option granted by such corporation. The terms and conditions of the substitute grant may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute Options.

     (b)   Compliance with Law.  The Plan, the exercise of Options and the
           -------------------
obligations of the Company to issue or transfer shares of Company Stock with respect to Options shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Securities Exchange Act or 1934, as amended, after a public offering of Company Stock, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under such Act. The Committee may revoke any grant if it is contrary to law or modify a grant to bring it into compliance with any valid and mandatory government regulation. The Committee may, in its sole discretion, agree to limit its authority under this Section.

     (c)   Ownership of Stock.  A Grantee or Successor Grantee shall have no
           ------------------
rights as a stockholder with respect to any shares of Company Stock covered by a Option until the shares are issued or transferred to the Grantee or Successor Grantee on the stock transfer records of the Company.

     (d)   Governing Law.  The validity, construction, interpretation and effect
           -------------
of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of Delaware.

                                      -10-